Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Investor Relations

(713) 849-9911

IR@flotekind.com

Flotek Industries Amends Outstanding Warrants to Simplify Accounting Presentations

HOUSTON, June 15, 2012 /PRNewswire/ — Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) announced today an agreement with all current warrant holders (the “Holders”) to remove certain provisions that cause the Company to treat the warrants as derivative instruments (“Derivatives”) under Generally Accepted Accounting Principles (“GAAP”).

The conditions to be deleted include provisions related to the requirement of the Company to make cash payments to Holders upon certain fundamental transactions that result in a change of control. In addition, provisions related to the adjustment of the exercise price of the warrants in the case of certain actions by the Company have also been removed.

The removal of these provisions will allow Flotek to discontinue the treatment of these warrants as Derivatives for the purposes of GAAP accounting presentations. As a result, the Company will make a final fair value determination on the official date of the Amendment with any change in the fair value from the last valuation date recorded in income during the second quarter. The revalued warrant liability will be reclassified to additional-paid in capital and will no longer be adjusted to fair value. Going forward, there will be no additional fair value adjustments as the warrant will cease to be treated as Derivatives under GAAP accounting standards.

“The agreement by our warrant holders to amend their warrants to simplify our income statement presentation is another step in our quest to create clear and transparent financial statements to our stakeholders,” said John Chisholm, Chairman, President and Chief Executive Officer of Flotek. “We believe the confusion associated with our warrant accounting has caused some potential investors to eschew Flotek due to the complexity of our earnings calculations. We appreciate the support of our warrant holders in making Flotek’s accounting presentations more straightforward for all investors. This will further highlight the real earnings power of Flotek.”

In consideration for the Amendment, Flotek has paid $0.20 cash per outstanding warrant. Total consideration is approximately $335,000.

The complete Amendment will be filed on a Current Report on Form 8-K with the U.S. Securities and Exchange Commission.

About Flotek Industries, Inc.

Flotek is a global developer and distributor of a portfolio of innovative oilfield technologies, including specialty chemicals and down-hole drilling and production equipment. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements:

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.

SOURCE Flotek Industries, Inc.